UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

November 1, 2013
Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)
    On November 1, 2013, the Board of Directors of Hewlett-Packard Company (“HP”) appointed Jeff T. Ricci as Controller and Principal Accounting Officer of HP, effective immediately.  Mr. Ricci will hold those positions on an interim basis while a search is conducted for a permanent successor to Marc A. Levine, who, as previously reported, resigned as HP’s Controller and Principal Accounting Officer effective on November 1, 2013.

    Mr. Ricci, age 52, has served as Vice President of Finance for HP’s Technology and Operations organization since May 2012.  Previously, Mr. Ricci served as Vice President of Finance for Global Accounts and HP Financial Services from March 2011 to May 2012 and Vice President of Finance for HP Software from March 2009 to March 2011.  Prior to joining HP, Mr. Ricci served as Senior Vice President of Finance for BEA Systems, Inc., an enterprise software company, from December 2000 until June 2008.

The information required by Item 404(a) of Regulation S-K is not determined or is unavailable at the time of this filing.

Item 8.01.	Other Events.

    On November 1, 2013, the Board of Directors of HP elected Todd R. Morgenfeld as Treasurer of HP, effective immediately.  Mr. Morgenfeld also was appointed Senior Vice President of Corporate Development and Corporate Analytics.  Mr. Morgenfeld succeeds James T. Murrin, who was appointed as Chief Operating Officer of HP’s Enterprise Group in August 2013.

    Mr. Morgenfeld, age 41, has served as Senior Vice President, HP Mobility, supporting HP’s strategy of providing integrated solutions for the rapidly changing information technology landscape, since June 2013.  Previously, Mr. Morgenfeld served in several roles at Silver Lake, a global technology investment firm, from 2004 until May 2013, most recently serving as a director.  Prior to joining Silver Lake, Mr. Morgenfeld worked as an investment banking associate in the Technology, Media and Telecommunications group at Goldman, Sachs & Co.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: November 4, 2013	By:	/s/ Rishi Varma
	Name:	Rishi Varma
	Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary

3